SHARE EXCHANGE AGREEMENT

This SHARE EXCHANGE AGREEMENT (the “Agreement”) is made and entered into as of March 5, 2025, by and among PINEAPPLE EXPRESS CANNABIS COMPANY, a company duly incorporated and existing under the laws of the State of Nevada (the “Company”), and, GROOVY COMPANY, INC. F/K/A SANTO MINING CORP., a company duly incorporated and existing under the laws of the State of Wyoming n (“Groovy”). Capitalized terms used in this Agreement are defined in Annex A attached hereto.

WHEREAS, Groovy has developed a blockchain-based Platform as a Service (PaaS) for use in the cannabis industry (as well as other industries) by providing transparency, security, and efficiency throughout the supply chain (the “Platform”); More specifically, the Platform utilizes NFT-based QR codes to verify the authenticity and origin of cannabis products, combating counterfeiting and empowering consumers with verifiable information; and includes a genetic library, rewards program, and data analytics tools to empower growers, manufacturers, retailers, and consumers;

WHEREAS, the Company has a history in the cannabis industry and is in more favorable position to raise the capital required for the implementation of Groovy’s business plans including but not limited to the exploitation of the Platform;

WHEREAS, the Company wants to work with Groovy in order to assist Groovy with its business plans and capital needs and Groovy wants to work with the Company for assistance in its business plans and financing;

WHEREAS, in furtherance of the foregoing, the Company and Groovy have agreed that: (i) Groovy will exchange 350,000,000 shares of Series A Preferred shares of Groovy (the “Groovy Shares”) for 5,000,000 shares of common stock of the Company (the “Company Shares”); and (ii) the Company shall assume the outstanding convertible debt of Groovy which by their terms, respectfully, will convert into shares of common stock of the Company;

WHEREAS, immediately following the closing of the transactions contemplated by this Agreement, the Company shall own over Fifty One Percent (51%) of the voting rights of Groovy and thus Groovy shall become a subsidiary of the Company;

WHEREAS, the Share Exchange is intended to constitute a reorganization within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended (the “Code”), or such other tax free reorganization or restructuring provisions as may be available under the Code.

WHEREAS, both the board of directors of the Company and of Groovy have each determined that it is desirable and in the best interests of their respective Shareholders of their respective companies to effect the Share Exchange.

NOW, THEREFORE, in consideration of the foregoing and the mutual promises, representations, warranties, covenants and agreements herein contained, the parties hereto, intending to be legally bound, hereby agree as follows:

ARTICLE I

EXCHANGE OF SHARES

1.1. Exchange by the Shareholder. At the Closing, (i) Groovy shall sell, transfer, convey, assign and deliver to the Company, the Groovy Shares free and clear of all Liens of in exchange for the Company Shares; and (ii) the Company shall sell, transfer, convey, assign and deliver to Groovy, the Company Shares free and clear of all Liens of in exchange for the Groovy Shares .

1.2. Closing. The closing (the “Closing”) of the transactions contemplated by this Agreement shall take place at the offices of the Company, commencing upon the satisfaction or waiver of all conditions and obligations of the parties to consummate the transactions contemplated hereby (other than conditions and obligations with respect to the actions that the respective parties will take at Closing) or such other date and time as the parties may mutually determine (the “Closing Date”).

ARTICLE II

REPRESENTATIONS AND WARRANTIES OF GROOVY

Groovy represents and warrants to Company that, except as set forth in herein:

2.1. Organization, Standing and Corporate Power. Groovy is duly organized, validly existing and in good standing under the Laws of the State of Wyoming and has the requisite corporate power and authority and all government licenses, authorizations, Permits, consents and approvals required to own, lease and operate its properties and carry on its business as now being conducted. Groovy is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed (individually or in the aggregate) would not have a Material Adverse Effect.

2.2. Subsidiaries. Other than BlackFlamingo Ventures, LLC., Cathay International, LLC, Santo Blockchain Labs Corporation and Santo Blockchain Labs of Colombia S.A.S. (collectively, the “Subsidiaries”), Groovy does not own directly or indirectly, any equity or ownership interest in any other company, corporation, partnership, joint venture or otherwise.

2.3. Capital Structure of Groovy. Groovy has 20,000,000,000 shares of common stock authorized; 18,436,881,661 shares of common stock issued and outstanding; and 500,000,000 shares of Series A Preferred Stock authorized; and 150,000,000 shares of Series A Preferred Stock issued and outstanding. All outstanding shares of equity of Groovy are duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights. There are no outstanding bonds, debentures, notes or other indebtedness or other securities of Groovy having the right to vote on any matters.

2.4. Corporate Authority; Noncontravention. Groovy has all requisite corporate and other power and authority to enter into this Agreement and to consummate the transactions contemplated by this Agreement contemplated hereunder. The execution and delivery of this Agreement by Groovy and the consummation by Groovy of the transactions contemplated by this Agreement have been (or at Closing will have been) duly authorized by all necessary corporate action on the part of Groovy and the Shareholders. This Agreement has been duly executed and when delivered by Groovy shall constitute a valid and binding obligation of Groovy, enforceable against Groovy in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency or other similar Laws affecting the enforcement of creditors’ rights generally or by general principles of equity. The execution and delivery of this Agreement do not, and the consummation of the Share Exchange and compliance with the provisions hereof will not, conflict with, or result in any breach or violation of, or Default (with or without notice or lapse of time, or both)

under, or give rise to a right of termination, cancellation or acceleration of or “put” right with respect to any obligation or to a loss of a material benefit under, or result in the creation of any Lien upon any of the properties or Assets of Groovy under, (i) the organizational or charter documents of Groovy (copies of which have been provided to Company on or prior to the date of this Agreement) (the “Groovy Charter Documents”), (ii) any, loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, Permit, concession, franchise or license applicable to Groovy or the Shareholder, theirs properties or Assets, or (iii) subject to the governmental filings and other matters referred to in the following sentence, any judgment, Order, decree, statute, Law, ordinance, rule, regulation or arbitration award applicable to Groovy or the Shareholder, their properties or Assets, other than, in the case of clauses (ii) and (iii), any such conflicts, breaches, violations, Defaults, rights, losses or Liens that individually or in the aggregate could not have a Material Adverse Effect with respect to Groovy or could not prevent, hinder or materially delay the ability of Groovy to consummate the Share Exchange.

2.5. Governmental Authorization. No consent, approval, Order or authorization of, or registration, declaration or filing with, or notice to, any Governmental Entity, is required by or with respect to Groovy in connection with the execution and delivery of this Agreement by Groovy or the consummation by Groovy of the transactions contemplated hereby, except, with respect to this Agreement, any filings under the Securities Act or Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (the “Exchange Act”).

2.6. Litigation; Compliance with Laws.

(a)There is no suit, action or proceeding or investigation pending or, to the Knowledge of Groovy, threatened against or affecting Groovy or any Subsidiary or any basis for any such suit, action, proceeding or investigation that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect with respect to Groovy or prevent, hinder or materially delay the ability of Groovy to consummate the transactions contemplated by this Agreement, nor is there any judgment, decree, injunction, rule or Order of any Governmental Entity or arbitrator outstanding against Groovy having, or which, insofar as reasonably could be foreseen by Groovy, in the future could have, any such effect. Except as set forth herein, neither Groovy, any Subsidiary nor to Groovy’ Knowledge, any director or officer of Groovy or any Subsidiary thereof, is or has been the subject of any Order involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty.

(b)The conduct of the business of Groovy complies with all statutes, Laws, regulations, ordinances, rules, judgments, Orders, decrees or arbitration awards applicable thereto, except as would not have a Material Adverse Effect with respect to Groovy.

2.7 SEC Documents; Financial Statements.  Groovy has filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the Exchange Act (all of the foregoing filed prior to the date hereof and all exhibits included therein and financial statements and schedules thereto and documents (other than exhibits to such documents) incorporated by reference therein, being hereinafter referred to herein as the “SEC Documents”).  Upon written request Groovy will deliver to Groovy true and complete copies of the SEC Documents, except for such exhibits and incorporated documents.  As of their respective dates or if amended, as of the dates of the amendments, the SEC Documents complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.  None of the statements made in any such SEC Documents is, or has been, required to be amended or updated under applicable law (except for such statements as have been amended or updated in subsequent filings prior the date hereof).  As of their respective dates or if amended, as of the dates of the amendments, the financial statements of Groovy included in the SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto.  Such financial statements have been prepared in accordance with United States generally accepted accounting principles, consistently applied, during the periods involved  and fairly present in all material respects the consolidated financial position of Groovy and its consolidated Subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).  Groovy is subject to the reporting requirements of the Exchange Act.

2.8. Tax Returns and Tax Payments.

(a) Groovy has filed with the appropriate taxing authorities any Tax Returns required to be filed by it (taking into account all applicable extensions). No claim has ever been made in writing or otherwise addressed to Groovy or any Subsidiary by a taxing authority in a jurisdiction where Groovy does not file Tax Returns that it is or may be subject to taxation by that jurisdiction.

(b) No material claim for unpaid Taxes has been made or become a Lien against the property of Groovy or is being asserted against Groovy or any Subsidiary.

(c) As used herein, “Taxes” shall mean all taxes of any kind, including, without limitation, those on or measured by or referred to as income, gross receipts, sales, use, ad valorem, franchise, profits, license, withholding, payroll, employment, excise, severance, stamp, occupation, premium, value added, property or windfall profits taxes, customs, duties or similar fees, assessments or charges of any kind whatsoever, together with any interest and any penalties, additions to tax or additional amounts imposed by any governmental authority, domestic or foreign. As used herein, “Tax Return” shall mean any return, report or statement required to be filed with any governmental authority with respect to Taxes.

2.9. Board Recommendation. The Board of Directors of Groovy has determined that the terms of the Share Exchange is fair to and in the best interests of the respective shareholders of Groovy.

2.10. No Registration of Securities. Groovy understands and acknowledges that except as set forth in this Agreement, the offering, exchange and issuance of the Company Shares pursuant to this Agreement will not be registered under the Securities Act on the grounds that the offering, sale, exchange and issuance of securities contemplated by this Agreement are exempt from registration pursuant to Section 4(a)(2) of the Securities Act, and that Company’s reliance upon such exemption is predicated in part upon Groovy’s and the Shareholders’ representations herein.

2.11. Certain Fees. No brokerage or finder’s fees or commissions are or will be payable by Groovy to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by the Transaction Documents. Groovy shall have no obligation with respect to any fees or with respect to any claims made by or on behalf of other Persons for fees of a type contemplated in this section that may be due in connection with the transactions contemplated by the Transaction Documents.

2.12. Bad Actor Disqualification. With respect to the Groovy Shares to be issued hereunder in reliance on Rule 506 under the Securities Act (“Regulation D Securities”), neither Groovy, nor any of its predecessors, any affiliated issuer, any director, executive officer, any beneficial owner of 10% or more of Groovy’s outstanding voting equity securities, calculated on the basis of voting power, nor any promoter (as that term is defined in Rule 405 under the Securities Act) connected with Groovy in any capacity at the time of sale (each, an “Issuer Covered Person” and, together, “Issuer Covered Persons”) is subject to any of the “Bad Actor” disqualifications described in Rule 506(d)(1)(i) to (viii) under the Securities Act (a

“Disqualification Event”), except for a Disqualification Event covered by Rule 506(d)(2) or (d)(3). The Shareholder has exercised reasonable care to determine whether any Issuer Covered Person is subject to a Disqualification Event.

2.13 Full Disclosure.  All of the representations and warranties made by Groovy in this Agreement, and all statements set forth in the certificates delivered by Groovy the Closing pursuant to this Agreement, are true, correct and complete in all material respects and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make such representations, warranties or statements, in light of the circumstances under which they were made, misleading. The copies of all documents furnished by Groovy pursuant to the terms of this Agreement are complete and accurate copies of the original documents. The schedules, certificates, and any and all other statements and information, whether in written or electronic form, to Company or its representatives by or on behalf of Groovy, its Subsidiary or their Affiliates in connection with the negotiation of this Agreement and the transactions contemplated hereby do not contain any material misstatement of fact or omit to state a material fact or any fact necessary to make the statements contained therein not misleading.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF COMPANY

Company represents and warrants to Groovy that, except as set forth herein:

3.1. Organization, Standing and Corporate Power.  The Company is duly organized, validly existing and in good standing under the Laws of the State of Nevada and has the requisite corporate power and authority and all government licenses, authorizations, Permits, consents and approvals required to own, lease and operate its properties and carry on its business as now being conducted. The Company is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed (individually or in the aggregate) would not have a Material Adverse Effect.

3.2. Subsidiaries.  The Company does not own directly or indirectly, any equity or ownership interest in any other company, corporation, partnership, joint venture or otherwise.

3.3. Capital Structure of the Company. The Company has 75,000,000 shares of common stock authorized; 19,834,550 shares of common stock issued and outstanding; and 10,000,000 shares of preferred stock authorized; and no shares of preferred stock are issued and outstanding. All outstanding shares of equity of the Company are duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights. There are no outstanding bonds, debentures, notes or other indebtedness or other securities of the Company having the right to vote on any matters.

3.4. Corporate Authority; Noncontravention. The Company has all requisite corporate and other power and authority to enter into this Agreement and to consummate the transactions contemplated by this Agreement contemplated hereunder. The execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated by this Agreement have been (or at Closing will have been) duly authorized by all necessary corporate action on the part of the Company. This Agreement has been duly executed and when delivered by the Company shall constitute a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency or other similar Laws affecting the enforcement of creditors’ rights generally or by general principles of equity. The execution and delivery of this Agreement do not, and the consummation of the Share Exchange and compliance with the provisions hereof will not, conflict with, or result in any breach or violation of, or Default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of or “put” right with respect to any obligation or to a loss of a material benefit under, or result in the creation of any Lien upon any of the properties or Assets of the Company under, (i) the organizational or charter documents of the Company (the “The Company Charter Documents”), (ii) any, loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, Permit, concession, franchise or license applicable to the Company or the Shareholder, theirs properties or Assets, or (iii) subject to the governmental filings and other matters referred to in the following sentence, any judgment, Order, decree, statute, Law, ordinance, rule, regulation or arbitration award applicable to the Company or the Shareholder, their properties or Assets, other than, in the case of clauses (ii) and (iii), any such conflicts, breaches, violations, Defaults, rights, losses or Liens that individually or in the aggregate could not have a Material Adverse Effect with respect to the Company or could not prevent, hinder or materially delay the ability of the Company to consummate the Share Exchange.

3.5. Governmental Authorization. No consent, approval, Order or authorization of, or registration, declaration or filing with, or notice to, any Governmental Entity, is required by or with respect to the Company in connection with the execution and delivery of this Agreement by the Company or the consummation by the Company of the transactions contemplated hereby, except, with respect to this Agreement, any filings under the Securities Act or Exchange Act.

3.6. Litigation; Compliance with Laws.

(a)There is no suit, action or proceeding or investigation pending or, to the Knowledge of the Company, threatened against or affecting the Company or any basis for any such suit, action, proceeding or investigation that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect with respect to the Company or prevent, hinder or materially delay the ability of the Company to consummate the transactions contemplated by this Agreement, nor is there any judgment, decree, injunction, rule or Order of any Governmental Entity or arbitrator outstanding against the Company having, or which, insofar as reasonably could be foreseen by the Company, in the future could have, any such effect. Except as set forth herein, neither the Company, nor to the Company’ Knowledge, any director or officer of the Company thereof, is or has been the subject of any Order involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty.

(b)The conduct of the business of the Company complies with all statutes, Laws, regulations, ordinances, rules, judgments, Orders, decrees or arbitration awards applicable thereto, except as would not have a Material Adverse Effect with respect to the Company.

3.7 SEC Documents; Financial Statements.  The Company has filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the Exchange Act (all of the foregoing filed prior to the date hereof and all exhibits included therein and financial statements and schedules thereto and documents (other than exhibits to such documents) incorporated by reference therein, being hereinafter referred to herein as the “SEC Documents”).  Upon written request the Company will deliver to the Company true and complete copies of the SEC Documents, except for such exhibits and incorporated documents.  As of their respective dates or if amended, as of the dates of the amendments, the SEC Documents complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.  None of the statements made in any such SEC Documents is, or has been, required to be amended or updated under applicable law (except for such statements as have been amended or updated in subsequent filings prior the date hereof).  As of their respective dates or if amended, as of the dates of the amendments, the financial statements of the Company included in the SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto.  Such financial statements have been prepared in accordance with United States generally accepted accounting principles, consistently applied, during the periods involved  and fairly present in all material respects the consolidated financial position of the Company and its consolidated Subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).  The Company is subject to the reporting requirements of the Exchange Act.

3.8. Tax Returns and Tax Payments.

(a) The Company has filed with the appropriate taxing authorities any Tax Returns required to be filed by it (taking into account all applicable extensions). No claim has ever been made in writing or otherwise addressed to the Company by a taxing authority in a jurisdiction where the Company does not file Tax Returns that it is or may be subject to taxation by that jurisdiction.

(b) No material claim for unpaid Taxes has been made or become a Lien against the property of the Company or is being asserted against the Company.

(c) As used herein, “Taxes” shall mean all taxes of any kind, including, without limitation, those on or measured by or referred to as income, gross receipts, sales, use, ad valorem, franchise, profits, license, withholding, payroll, employment, excise, severance, stamp, occupation, premium, value added, property or windfall profits taxes, customs, duties or similar fees, assessments or charges of any kind whatsoever, together with any interest and any penalties, additions to tax or additional amounts imposed by any governmental authority, domestic or foreign. As used herein, “Tax Return” shall mean any return, report or statement required to be filed with any governmental authority with respect to Taxes.

3.9. Board Recommendation. The Board of Directors of the Company has determined that the terms of the Share Exchange is fair to and in the best interests of the respective shareholders of the Company.

3.10. No Registration of Securities. The Company understands and acknowledges that except as set forth in this Agreement, the offering, exchange and issuance of the Company Shares pursuant to this Agreement will not be registered under the Securities Act on the grounds that the offering, sale, exchange and issuance of securities contemplated by this Agreement are exempt from registration pursuant to Section 4(a)(2) of the Securities Act, and that Company’s reliance upon such exemption is predicated in part upon the Company’s and the Shareholders’ representations herein.

3.11. Certain Fees. No brokerage or finder’s fees or commissions are or will be payable by the Company to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by the Transaction Documents. The Company shall have no obligation with respect to any fees or with respect to any claims made by or on behalf of other Persons for fees of a type contemplated in this section that may be due in connection with the transactions contemplated by the Transaction Documents.

3.12. Bad Actor Disqualification. With respect to the the Company Shares to be issued hereunder in reliance on Rule 506 under the Securities Act (“Regulation D Securities”), neither the Company, nor any of its predecessors, any affiliated issuer, any director, executive officer, any beneficial owner of 10% or more of the Company’s outstanding voting equity securities, calculated on the basis of voting power, nor any promoter (as that term is defined in Rule 405 under the Securities Act) connected with the Company in any capacity at the time of sale (each, an “Issuer Covered Person” and, together, “Issuer Covered Persons”) is subject to any of the “Bad Actor” disqualifications described in Rule 506(d)(1)(i) to (viii) under the

Securities Act (a “Disqualification Event”), except for a Disqualification Event covered by Rule 506(d)(2) or (d)(3). The Shareholder has exercised reasonable care to determine whether any Issuer Covered Person is subject to a Disqualification Event.

3.13. Full Disclosure.  All of the representations and warranties made by the Company in this Agreement, and all statements set forth in the certificates delivered by the Company the Closing pursuant to this Agreement, are true, correct and complete in all material respects and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make such representations, warranties or statements, in light of the circumstances under which they were made, misleading. The copies of all documents furnished by the Company pursuant to the terms of this Agreement are complete and accurate copies of the original documents. The schedules, certificates, and any and all other statements and information, whether in written or electronic form, to Company or its representatives by or on behalf of the Company, or their Affiliates in connection with the negotiation of this Agreement and the transactions contemplated hereby do not contain any material misstatement of fact or omit to state a material fact or any fact necessary to make the statements contained therein not misleading.

ARTICLE IV

COVENANTS OF GROOVY

4.1. Conduct of Groovy Business. From the date of this Agreement and until the Closing Date, or until the prior termination of this Agreement, Groovy shall not, unless agreed to in writing by Company:

(a) engage in any transaction, except in the normal and ordinary course of business, or create or suffer to exist any lien or other encumbrance upon any of its assets or which will not be discharged in full prior to the Closing Date;

(b) sell, assign or otherwise transfer any of its assets, or cancel or compromise any debts or claims relating to its assets, other than for fair value, in the ordinary course of business, and consistent with past practice;

(c) fail to use reasonable efforts to preserve intact its present business organizations, keep available the services of its employees and preserve its material relationships with customers, suppliers, licensors, licensees, distributors and others, to the end that its good will and ongoing business not be impaired prior to the Closing Date;

(d) intentionally permit any Material Adverse Effect to occur with respect to Groovy;

(e) make any material change in its accounting or bookkeeping methods, principles or practices, except as required by GAAP; or

(f) authorize any, or commit or agree to take any of, the foregoing actions.

4.2. Satisfaction of Conditions Precedent. From and after the date of this Agreement until the earlier of the Closing Date or the termination of this Agreement in accordance with its terms, Groovy will use its commercially reasonable efforts to satisfy or cause to be satisfied all the conditions precedent that are set forth in Article VII, and Groovy will use its commercially reasonable efforts to cause the transactions contemplated by this Agreement to be consummated.

4.3. No Other Negotiations. As of the date of this Agreement, Groovy has not entered into any agreement or understanding with, and is not engaging in any discussions with any third party concerning a sale of substantially all of the assets or capital stock of Groovy to another acquirer (“Alternative

Acquisition”) including, without limitation, any agreement or understanding that would require the Company to notify any third party of the terms of this Agreement. From and after the date of this Agreement until the earlier of the Closing Date or the termination of this Agreement in accordance with its terms, neither the Company nor Groovy shall, directly or indirectly, (a) initiate, solicit, encourage, negotiate, accept or discuss any transaction or series of transactions with any Person, other than Company and its Affiliates involving any Alternative Acquisition, (b) provide information with respect to either Party to any Person, other than in connection with this Agreement, relating to a possible Alternative Acquisition by any Person, (c) enter into an agreement with any Person providing for a possible Alternative Acquisition, or (d) make or authorize any statement, recommendation or solicitation in support of any possible Alternative Acquisition by any Person, other than by Company and its Affiliates.

If either party receives any unsolicited offer, inquiry or proposal to enter into discussions or negotiations relating to an Alternative Acquisition, or that could reasonably expected to lead to an Alternative Acquisition, or any request for nonpublic information relating to Groovy, Groovy shall promptly notify Company thereof, including information as to the identity of the party making any such offer, inquiry or proposal and the specific terms of such offer, inquiry or proposal, as the case may be, and shall keep Company promptly informed of any developments with respect to same. Notwithstanding the foregoing, Groovy is not prohibited from continuing negotiations in the ordinary course with those businesses it has identified as Groovy’s acquisition targets as part of its rollup strategy.

4.4. Access. Groovy shall afford to Company, and to the officers, employees, accountants, counsel, financial advisors and other representatives of Company, reasonable access during normal business hours during the period prior to the Closing Date or the termination of this Agreement to all of Groovy’ properties, books, contracts, commitments, personnel and records and, during such period, Groovy shall furnish promptly to Company, (a) a copy of each report, schedule, and other documents filed by it during such period pursuant to the requirements of federal or state securities Laws and (b) all other information concerning its business, properties and personnel as Company or its representatives may reasonably request.

4.5. Notification of Certain Matters. Groovy shall give prompt notice to Company of: (i) the occurrence or non-occurrence of any event the occurrence or non-occurrence of which would cause any Company representation or warranty contained in this Agreement to be untrue or inaccurate at or prior to the Closing Date; and, (ii) any failure of Groovy to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this section shall not limit or otherwise affect the remedies available hereunder to Company.

ARTICLE V

COVENANTS OF THE COMPANY

5.1. Conduct of the Company Business.  From the date of this Agreement and until the Closing Date, or until the prior termination of this Agreement, the Company shall not, unless agreed to in writing by Groovy:

(a)engage in any transaction, except in the normal and ordinary course of business, or create or suffer to exist any lien or other encumbrance upon any of its assets or which will not be discharged in full prior to the Closing Date;

(b)sell, assign or otherwise transfer any of its assets, or cancel or compromise any debts or claims relating to its assets, other than for fair value, in the ordinary course of business, and consistent with past practice;

(c)fail to use commercially reasonable efforts to preserve intact its present business organizations, keep available the services of its employees and preserve its material relationships with customers, suppliers, licensors, licensees, distributors and others, to the end that its good will and ongoing business not be impaired prior to the Closing Date;

(d)intentionally permit any Material Adverse Effect to occur with respect to the Company;

(e)make any material change in its accounting or bookkeeping methods, principles or practices, except as required by GAAP; or

(f) authorize any, or commit or agree to take any of, the foregoing actions.

5.2. Access.  Company shall afford to Groovy and to the officers, employees, accountants, counsel, financial advisors and other representatives of Groovy reasonable access during normal business hours during the period prior to the Closing Date or the termination of this Agreement to all of the Company’s properties, books, contracts, commitments, personnel and records and, during such period, the Company shall furnish promptly to Groovy, (a) a copy of each report, schedule, registration statements and other documents filed by it during such period pursuant to the requirements of federal or state securities Laws and (b) all other information concerning its business, properties and personnel as Groovy or its representatives may reasonably request.

5.3. Notification of Certain Matters.  The Company shall give prompt notice to Groovy of (i) the occurrence or non-occurrence of any event the occurrence or non-occurrence of which would cause any Company representation or warranty contained in this Agreement to be untrue or inaccurate at or prior to the Closing Date and (ii) any failure of the Company to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this section shall not limit or otherwise affect the remedies available hereunder to Groovy.

5.4. Satisfaction of Conditions Precedent.  During the term of this Agreement, Company will use its commercially reasonable efforts to satisfy or cause to be satisfied all the conditions precedent that are set forth in Article VIII, and Company will use its commercially reasonable efforts to cause the transactions contemplated by this Agreement to be consummated.

ARTICLE VI

COVENANTS OF THE COMPANY AND GROOVY

6.1. Assignment and Assumption of certain convertible debt of Groovy.  The Company hereby acknowledges that the transactions contemplated by this Agreement will cause certain convertible notes of Groovy to be convertible into shares of common stock of the Company pursuant to the terms of such convertible notes.  The Company hereby agrees to the assume all obligations and responsibilities of the convertible notes of Groovy as specifically set forth on Exhibit A attached hereto; and Groovy agrees, acknowledges and confirms same.

6.2 Notices of Certain Events. Groovy and Company shall promptly notify each party of:

(a) any notice or other communication from any Person alleging that the consent of such Person is or may be required in connection with the transactions contemplated by this Agreement;

(b) any notice or other communication from any Governmental Entity in connection with the transactions contemplated by this Agreement; and

(c) any actions, suits, claims, investigations or proceedings commenced or, to its Knowledge, threatened against, relating to or involving or otherwise affecting such party that, if pending on the date of this Agreement, would have been required to be disclosed pursuant to Articles 2 or 3 or that relate to the consummation of the transactions contemplated by this Agreement or any other development causing a breach of any representation or warranty made by a party hereunder. Delivery of notice pursuant to this section shall not limit or otherwise affect remedies available to any party hereunder.

6.2. Public Announcements. No party shall have the right to issue any press release or other public statement with respect to this Agreement or the transactions contemplated herein without the prior written consent of each other party (not to be unreasonably withheld, delayed, denied or conditioned), except as required by Law. This does not preclude appropriate announcements by the Company after the closing of the transaction.

6.3. Transfer Taxes. Company and Groovy shall cooperate in the preparation, execution and filing of all returns, questionnaires, applications or other documents regarding any real property transfer or gains, sales, use, transfer, value added, stock transfer and stamp taxes, any transfer, recording, registration and other fees, and any similar taxes which become payable in connection with the transactions contemplated hereby that are required or permitted to be filed on or before the Closing Date. Company and Groovy agree that Groovy will pay any real property, transfer or gains tax, stamp tax, stock transfer tax, or other similar tax imposed on the transactions contemplated by this Agreement or the surrender of the Shares pursuant thereto (collectively, “Transfer Taxes”), excluding any Transfer Taxes as may result from the transfer of beneficial interests in the Shares other than as a result of the transactions contemplated under this Agreement, and any penalties or interest with respect to the Transfer Taxes. Groovy agrees to cooperate with Company in the filing of any returns with respect to the Transfer Taxes.

6.4. Reasonable Efforts. The parties further agree to use commercially reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, and to satisfy all conditions to, in the most expeditious manner practicable, the transactions contemplated by this Agreement, including (i) the obtaining of all other necessary actions or nonactions, waivers, consents, licenses, Permits, authorizations, Orders and approvals from Governmental Entities and the making of all other necessary registrations and filings, (ii) the obtaining of all consents, approvals or waivers from third parties related to or required in connection with the transactions contemplated by this Agreement or required to prevent a Material Adverse Effect on Groovy from occurring prior to or after the Closing Date, (iii) the satisfaction of all conditions precedent to the parties’ obligations hereunder, and (iv) the execution and delivery of any additional instruments necessary to consummate the transactions contemplated by this Agreement contemplated by, and to fully carry out the purposes of, this Agreement.

6.5. Fees and Expenses. Each party will be responsible for all of the legal, accounting and other expenses incurred by such party hereto in connection with the transactions contemplated by this Agreement.

6.6. Regulatory Matters and Approvals. Each of the Shareholders, Groovy and the Company will give any notices to, make any filings with, and use its commercially reasonable efforts to obtain any authorizations, consents, and approvals of governments and governmental agencies in connection with the matters contemplated by this Agreement.

ARTICLE VII

CONDITIONS TO CLOSING

7.1. Condition to Obligation of Each Party to Effect the Share Exchange.  The respective obligations of Company and Groovy to consummate the transactions contemplated herein are subject to the satisfaction or waiver in writing at or prior to the Closing Date of the following conditions.

(a)No Injunctions.  No temporary restraining Order, preliminary or permanent injunction issued by any court of competent jurisdiction preventing or prohibiting the consummation of the transactions contemplated by this Agreement contemplated herein shall be in effect; provided, however, that each of Company and Groovy shall have used its commercially reasonable efforts to prevent the entry of such Orders or injunctions and to appeal as promptly as possible any such Orders or injunctions and to appeal as promptly as possible any such Orders or injunctions that may be entered.

(b)Director and Officer Appointments.  As of the Closing Date, Groovy shall have received evidence showing that on or prior to the Closing Date, the current board of directors of the Company has adopted resolutions appointing the persons identified and accepting the resignations of the persons identified on Annex A hereto from the board of directors of the Company, which appointments and resignations will be effective on the later of (1) the Closing Date, or (2) a later date agreed to by the Company and Groovy, following a mutually agreed upon transition period.

7.2. Additional Conditions to Obligations of Company.  The obligations of Company to consummate the transactions contemplated by this Agreement are also subject to the satisfaction or waiver in writing at or prior to the Closing Date of the following conditions.

(a)Representations and Warranties.  The representations and warranties of Groovy contained in this Agreement and in any certificate or other writing delivered to Company pursuant hereto shall be true and correct on and as of the Closing Date with the same force and effect as if made on and as of the Closing Date, and Company shall have received a certificate to such effect signed by the Chief Executive Officer of Groovy.

(b)Agreements and Covenants.  Groovy shall have performed or complied with all agreements and covenants required by this Agreement to be performed or complied with by them on or prior to the Closing Date, and Company shall have received a certificate to such effect signed by the Chief Executive Officer of Groovy.

(c)Consents Obtained.  All consents, waivers, approvals, authorizations or Orders required to be obtained, and all filings required to be made, by Groovy for the authorization, execution and delivery of this Agreement and the consummation by it of the transactions contemplated hereby shall have been obtained and made by Groovy, except for such consents, waivers, approvals, authorizations and Orders, and such filings, which would not be reasonably likely to have a Material Adverse Effect on Groovy.

(d)Absence of Material Adverse Effect. Since the date of this Agreement, there shall not have been any Material Adverse Effect on Groovy and its Subsidiary other than any change that shall result from general economic conditions or conditions generally affecting the industry in which Groovy and/or its Subsidiary conducts operations.

(e)Due Diligence. The Company shall be satisfied with its due diligence investigations including but not limited to the consolidated financial statements of Groovy and its Subsidiary.

7.3. Additional Conditions to Obligations of Groovy.  The obligations of Groovy to consummate the transactions contemplated by this Agreement are also subject to the satisfaction or waiver in writing at or prior to the Closing Date of the following conditions.

(a)Representations and Warranties. The representations and warranties of Company contained in this Agreement and in any certificate or other writing delivered to Groovy pursuant hereto shall be true and correct on and as of the Closing Date with the same force and effect as if made on and as of the Closing Date, and Groovy shall have received a certificate to such effect signed by the Chief Executive Officer of Company.

(b)Agreements and Covenants. Company shall have performed or complied with all agreements and covenants required by this Agreement to be performed or complied with by them on or prior to the Closing Date, and Groovy shall have received a certificate to such effect signed by the Chief Executive Officer of Company.

(c) Consents Obtained. All consents, waivers, approvals, authorizations or Orders required to be obtained, and all filings required to be made, by Company for the authorization, execution and delivery of this Agreement and the consummation by it of the transactions contemplated hereby shall have been obtained and made by Company, except for such consents, waivers, approvals, authorizations and Orders, and such filings, which would not be reasonably likely to have a Material Adverse Effect on Company.

(d) Absence of Material Adverse Effect. Since the date of this Agreement, there shall not have been any Material Adverse Effect on Company, other than any change that shall result from general economic conditions or conditions generally affecting the industry in which Company conducts operations.

ARTICLE VIII

TERMINATION; SURVIVAL

8.1. Termination.  This Agreement may be terminated at any time prior to the Closing Date:

(a)by mutual written agreement of Groovy and Company duly authorized by the boards of directors of Groovy and Company;

(b)by either Groovy or Company, if the other party  has breached any representation, warranty, covenant or agreement of such other party set forth in this Agreement and such breach has resulted or can reasonably be expected to result in a Material Adverse Effect on such other party or would prevent or materially delay the consummation of the transactions contemplated by this Agreement;

(c)by any party, if all the conditions to the obligations of such party for Closing the transactions contemplated by this Agreement shall not have been satisfied or waived on or before the Final Date (as defined below) other than as a result of a breach of this Agreement by the terminating party; or

(d)by any party, if a permanent injunction or other Order by any Federal or state court which would make illegal or otherwise restrain or prohibit the consummation of the transactions contemplated by this Agreement shall have been issued and shall have become final and non-appealable.

As used herein, the “Final Date” shall be March 5, 2025.

8.2. Notice of Termination.  Any termination of this Agreement under Section 8.1 above will be effective immediately upon by the delivery of written notice of the terminating party to the other parties hereto specifying with reasonable particularity the reason for such termination.

8.3. Effect of Termination.  In the case of any termination of this Agreement as provided in this Section 8, this Agreement shall be of no further force and effect and nothing herein shall relieve any party from liability for any prior breach of this Agreement.

ARTICLE IX

GENERAL PROVISIONS

9.1. Notices.  All notices, requests, demands, claims, and other communications hereunder shall be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given (i) when delivered personally to the recipient; (ii) when sent by electronic mail, on the date of transmission to such recipient; and (iii) one business day after being sent to the recipient by reputable overnight courier service (charges prepaid); in each case, addressed to the intended recipient at its address specified on the signature page hereof or to such electronic mail address or address as subsequently modified by written notice given in accordance with this section. All communications shall be sent to the parties at the following information specified below (or at such other information for a party as shall be designated in advance written notice to the other parties hereto):

(a)	If to Company:

PINEAPPLE EXPRESS CANNABIS COMPANY 300 Peachtree Street NE #1775 Atlanta, GA 30808 Attention: FRANJOSE YGLESIAS, Chief Executive Officer Email:

(b)	If to Groovy or Shareholders:

GROOVY COMPANY, INC. F/K/A SANTO MINING CORP. 300 Peachtree Street NE #1775 Atlanta, GA 30808 Attention: FRANJOSE YGLESIAS, Chief Executive Officer Email:

9.2. Amendment.  This Agreement may be amended by a subsequent writing signed by each of the parties.

9.3. Waiver.  At any time prior to the Closing, any party hereto may with respect to any other party hereto (a) extend the time for performance of any of the obligations or other acts, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto, or (c) waive compliance with any of the agreements or conditions contained herein. Any such extension or waiver shall be valid if set forth in an instrument in writing signed by the party or parties to be bound thereby.

9.4. Failure or Indulgence Not Waiver; Remedies Cumulative.  No failure or delay on the part of any party hereto in the exercise of any right hereunder shall impair such right or be construed to be a waiver of, or acquiescence in, any breach of any representation, warranty or agreement herein, nor shall any single or partial exercise of any such right preclude other or further exercise thereof or of any other rights. Except as otherwise provided hereunder, all rights and remedies existing under this Agreement are cumulative to, and not exclusive of, any rights or remedies otherwise available.

9.5. Headings.  The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

9.6. Severability.  If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of Law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible, in a mutually acceptable manner, to the end that transactions contemplated hereby are fulfilled to the extent possible.

9.7. Entire Agreement.  This Agreement constitutes the entire agreement and supersedes all prior agreements and undertakings both oral and written, among the parties, or any of them, with respect to the subject matter hereof and, except as otherwise expressly provided herein.

9.8. Assignment.  No party may assign this Agreement or assign its respective rights or delegate their duties (by operation of Law or otherwise), without the prior written consent of the other parties. This Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and permitted assigns.

9.9. No Third Party Beneficiaries.  This Agreement shall be binding upon and inure solely to the benefit of each party hereto and their permitted assigns and respective successors, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement, including, without limitation, by way of subrogation.

9.10. Governing Law; Submission of Jurisdiction; Waiver of Jury Trial. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Wyoming without giving effect to any choice or conflict of law provision or rule that would cause the application of the laws of any other jurisdiction. ANY LEGAL SUIT, ACTION OR PROCEEDING ARISING OUT OF OR BASED UPON THIS AGREEMENT, THE OTHER TRANSACTION DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY MAY BE INSTITUTED IN THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA OR THE COURTS OF THE STATE OF WYOMING IN EACH CASE LOCATED IN THE STATE OF WYOMING, AND EACH PARTY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF SUCH COURTS IN ANY SUCH SUIT, ACTION OR PROCEEDING. THE PARTIES IRREVOCABLY AND UNCONDITIONALLY WAIVE ANY OBJECTION TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR ANY PROCEEDING IN SUCH COURTS AND IRREVOCABLY WAIVE AND AGREE NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT OR THE OTHER TRANSACTION DOCUMENTS IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES AND, THEREFORE, EACH SUCH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL ACTION ARISING OUT OF OR RELATING

TO THIS AGREEMENT, THE OTHER TRANSACTION DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EACH PARTY TO THIS AGREEMENT CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT SEEK TO ENFORCE THE FOREGOING WAIVER IN THE EVENT OF A LEGAL ACTION, (B) SUCH PARTY HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (D) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

9.11. Counterparts.  This Agreement may be executed and delivered in one or more counterparts (including by electronic means and by electronic mail in portable document format, and by different parties in separate counterparts, with the same effect as if all parties hereto had signed the same document. All counterparts so executed and delivered shall be construed together and shall constitute one and the same agreement.

9.12. Attorneys’ Fees.  If any action or proceeding relating to this Agreement, or the enforcement of any provision of this Agreement is brought by a party hereto against any party hereto, the prevailing party shall be entitled to recover reasonable attorneys’ fees, costs and disbursements (in addition to any other relief to which the prevailing party may be entitled).

9.13. Representation.  Each party to this Agreement, severally, and not jointly and only as to itself, represents that it: (a) has been represented in connection with the negotiation and preparation of this Agreement by counsel of that party’s choosing; (b) has authority to enter into and sign the Agreement; and (c) enters into and signs the same by its own free will.

9.14. Interpretation.  For purposes of this Agreement, references to the masculine gender shall include feminine and neuter genders and entities. Where a reference in this Agreement is made to a section or Exhibit, such reference shall be to a section of, Exhibit to this Agreement unless otherwise indicated. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” References to a “party” or “parties” shall mean Company, Groovy and/or Shareholders, as applicable. The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement.

9.15. Specific Performance. The parties hereto agree that irreparable damage may occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached and that monetary damages or other legal remedies would not be an adequate remedy for such damage. It is accordingly agreed that the parties hereto shall be entitled to seek equitable relief, including in the form of an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, this being in addition to any other remedy to which such party is entitled at law, in equity, in contract, in tort or otherwise. The parties hereto acknowledge and agree that they shall be entitled to specifically enforce the provisions of this Agreement on the terms and subject to the conditions set forth herein.

9.16. Further Assurances.  Each of the parties hereto will co-operate with the others and execute and deliver to the other parties hereto such other instruments and documents and take such other actions as may be reasonably requested from time to time by any other party hereto as necessary to carry out, evidence, and confirm the intended purposes of this Agreement.

[Remainder of Page Intentionally Left Blank; Signature Pages to Follow]

IN WITNESS WHEREOF, each of the parties has executed or caused this Share Exchange Agreement to be executed as of the date first written above.

Company:

PINEAPPLE EXPRESS CANNABIS COMPANY

By:	/s/ Franjose Yglesias
Name:	FRANJOSE YGLESIAS
Title:	Chief Executive Officer

GROOVY COMPANY, INC. F/K/A SANTO MINING CORP.

By:	/s/ Franjose Yglesias
Name:	FRANJOSE YGLESIAS
Title:	Chief Executive Officer

EXHIBIT A

Convertible Notes of Groovy to be assigned and assumed by the Company

ANNEX A

CERTAIN DEFINITIONS

The following terms, as used in the Agreement, have the following meanings:

“Affiliate(s)” shall have the meaning set forth in Rule 12b-2 of the regulations promulgated under the Share Exchange Act.

“Alternative Acquisition” means any recapitalization, restructuring, financing, merger, consolidation, sale, license or encumbrance or other business combination transaction or extraordinary corporate transaction of Groovy or the Company (as applicable) which would or could reasonably be expected to impede, interfere with, prevent or materially delay the transactions contemplated by this Agreement, including a firm proposal to make such an acquisition.

“Assets” of a Person shall mean all of the assets, properties, businesses and rights of such Person of every kind, nature, character and description, whether real, personal or mixed, tangible or intangible, accrued or contingent, or otherwise relating to or utilized in such Person’s business, directly or indirectly, in whole or in part, whether or not carried on the books and records of such Person, and whether or not owned in the name of such Person or any Affiliate of such Person and wherever located.

“Code” means the Internal Revenue Code of 1986, as amended.

“Contract” means any written or oral agreement, arrangement, commitment, contract, indenture, instrument, lease, obligation, plan, restriction, understanding or undertaking of any kind or character, or other document to which any Person is a party or by which such Person is bound or affecting such Person’s capital stock, Assets or business.

“Default” means (i) any breach or violation of or default under any Contract, Order or Permit, (ii) any occurrence of any event that with the passage of time or the giving of notice or both would constitute a breach or violation of or default under any Contract, Order or Permit, or (iii) any occurrence of any event that with or without the passage of time or the giving of notice would give rise to a right to terminate or revoke, change the current terms.

“Environmental Laws” mean any and all federal, state, local and foreign statutes, laws, judicial decisions, regulations, ordinances, rules, judgments, orders, decrees, codes, plans, injunctions, Permits, concessions, grants, franchises, licenses, agreements and governmental restrictions, relating to human health, the environment or to emissions, discharges or releases of pollutants, contaminants or other hazardous material or wastes into the environment, including without limitation ambient air, surface water, ground water or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants or other hazardous material or wastes or the clean-up or other remediation thereof.

“GAAP” means U.S. generally accepted accounting principles.

“Governmental Entity” shall mean any government or any agency, bureau, board, directorate, commission, court, department, official, political subdivision, tribunal, or other instrumentality of any government, whether federal, state or local, domestic or foreign.

“Knowledge” means the actual knowledge of the officers of a party, and knowledge that a reasonable person in such capacity should have after due inquiry.

[Annex A – Certain Definitions]

“Law” means any code, law, ordinance, regulation, reporting or licensing requirement, rule, or statute applicable to a Person or its Assets, liabilities or business, including those promulgated, interpreted or enforced by any Governmental Entity.

“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect to such asset.

“Material” and “Materially” for purposes of this Agreement shall be determined in light of the facts and circumstances of the matter in question; provided that any specific monetary amount stated in this Agreement shall determine materiality in that instance.

“Material Adverse Effect” means, with respect to any Person, a material adverse effect on the condition (financial or otherwise), business, Assets, liabilities or the reported or reasonably anticipated future results or prospects of such Person and its Subsidiaries taken as a whole; to be free from doubt, any breach of any agreement between Groovy and/or the Shareholders shall be considered a Material Adverse Effect; provided, however, that any adverse change, event, development or effect arising from or relating to any of the following shall not be taken into account in determining whether there has been a Material Adverse Effect: (a) general business or economic conditions, (b) national or international political or social conditions, including the engagement by the United States in hostilities, whether or not pursuant to the declaration of a national emergency or war, or the occurrence of any military or terrorist attack upon the United States, or any of its territories, possessions, or diplomatic or consular offices or upon any military installation, equipment or personnel of the United States, (c) financial, banking, or securities markets (including any disruption thereof and any decline in the price of any security or any market index), (d) changes in United States generally accepted accounting principles, (e) changes in laws, rules, regulations, orders, or other binding directives issued by any Governmental Entity or (f) the taking of any action required by this Agreement and the other agreements contemplated hereby.

“Order” means any administrative decision or award, decree, injunction, judgment, order, quasi-judicial decision or award, ruling, or writ of any federal, state, local or foreign or other court, arbitrator, mediator, tribunal, administrative agency or Governmental Entity.

“Person” means an individual, a corporation, a partnership, an association, a trust, a limited liability company or any other entity or organization, including a government or political subdivision or any agency or instrumentality thereof.

“Permit” shall mean any federal, state, local, and foreign governmental approval, authorization, certificate, consent, easement, filing, franchise, letter of good standing, license, notice, permit, qualification, registration or right of or from any Governmental Entity (or any extension, modification, amendment or waiver of any of these) to which any Person is a party or that is or may be binding upon or inure to the benefit of any Person or its securities, Assets or business, or any notice, statement, filing or other communication to be filed with or delivered to any Governmental Entity.

“SEC” means the Securities and Exchange Commission.

“Subsidiary” means, with respect to any Person, (i) any corporation, limited liability company, association or other business entity of which more than 50% of the total voting power of shares of capital stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person (or a combination thereof) and (ii) any partnership (a) the sole general partner or managing general partner of which is such Person or a Subsidiary of such Person or

[Annex A – Certain Definitions]

(b) the only general partners of which are such Person or of one or more Subsidiaries of such Person (or any combination thereof).

“Transaction Documents” means the Agreement, and any other document executed and delivered pursuant hereto together with any exhibits or schedules to such documents.

[Annex A – Certain Definitions]